Exhibit 10.6

CHABOT CENTER

OFFICE LEASE

between

HACIENDA PLEASANTON PARK MD PARENT, LLC

(“LANDLORD”)

and

VERTICALS ONDEMAND, INC.

(“TENANT”)

TABLE OF CONTENTS

1.	USE	3

2.	TERM; COMMENCEMENT DATE	4

3.	POSSESSION	5

4.	RENT	5

5.	RULES AND REGULATIONS	7

6.	PARKING	7

7.	OPERATING EXPENSES OF BUILDING	8

8.	REPAIR AND MAINTENANCE	12

9.	ACCEPTANCE AND SURRENDER OF PREMISES	12

10.	ALTERATIONS AND ADDITIONS	13

11.	UTILITIES AND SERVICES	14

12.	TAXES	14

13.	INSURANCE	16

14.	INDEMNIFICATION	19

15.	COMPLIANCE	19

16.	LIENS	20

17.	ASSIGNMENT AND SUBLETTING	20

18.	SUBORDINATION, MORTGAGES AND QUIET ENJOYMENT	21

19.	ENTRY BY LANDLORD	22

20.	BANKRUPTCY, DEFAULT AND REMEDIES	22

21.	ABANDONMENT	25

22.	DESTRUCTION	25

23.	EMINENT DOMAIN	26

24.	SALE OR CONVEYANCE BY LANDLORD	27

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25.	ATTORNMENT TO LENDER OR THIRD PARTY	27

26.	HOLDING OVER	28

27.	CERTIFICATE OF ESTOPPEL	28

28.	CONSTRUCTION CHANGES	28

29.	RIGHT OF LANDLORD TO PERFORM	28

30.	ATTORNEYS’ FEES	29

31.	WAIVER	29

32.	NOTICES	29

33.	EXAMINATION OF LEASE	29

34.	DEFAULT BY LANDLORD	30

35.	CORPORATE AUTHORITY	30

36.	LIMITATION OF LIABILITY	30

37.	BROKERS	31

38.	SIGNS	31

39.	ASSESSMENTS	31

40.	MORTGAGEE PROTECTION CLAUSE	32

41.	HAZARDOUS MATERIALS	32

42.	INTENTIONALLY OMITTED	33

43.	MISCELLANEOUS AND GENERAL PROVISIONS	33

44.	OPTION TO EXTEND	34

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TABLE OF EXHIBITS

Exhibit A	Premises

Exhibit B	Property

Exhibit C	Intentionally Omitted

Exhibit D	Rules and Regulations

Exhibit E	Utilities and Services

Exhibit F	Tenant’s Janitorial Service

Exhibit G	Intentionally Omitted

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BASIC LEASE TERMS

1	Lease Date:	December , 2008

2	Landlord: Address (for notices):	Hacienda Pleasanton Park MD Parent, LLC 7901 Stoneridge Drive, Suite 205 Pleasanton, CA 94588

with copy to:

c/o Streamline 7901 Stoneridge Drive, Suite 205 Pleasanton, CA 94588 Attn: Property Manager Phone: (925) 551-7040 Fax: 925-460-8201

3	Tenant: Address (for notices):	Before Commencement Date:

After Commencement Date:

4637 Chabot Drive, Suite 210 Pleasanton, California 94588

4	Premises Address:	4637 Chabot Drive, Suite 210 Pleasanton, California 94588

5	Lease Term (§2.1):	Twenty-four and 1/2 (24 1/2) months, subject to Tenant’s renewal right set forth in Section 44

6	Scheduled Commencement Date (§2.2):	January 15, 2009

7	Rent Commencement Date (§4.2):	February 1, 2009

8	Term Expiration Date:	January 31, 2011

9	Base Year (§7.6.1):	Calendar Year 2009

10	Monthly Base Rent (§4.1):	Months of Rent	Monthly Base Rent
		1-12	$5,425.50 ($1.50 SF)
		13-24	$5,787.20 ($1.60 SF)

11	Premises Area:	Approximately 3,617 square feet

12	Building Area:	Approximately 73,600 square feet

13	Tenant’s Building Percentage (§7.2):	4.91%

14	Security Deposit (§4.6):	$5,787.20

15	Broker(s) (§39) Landlord’s: Tenant’s:	Colliers International, Inc. Colliers International, Inc.

16	Guarantor(s) (§42):	None

LEASE AGREEMENT

This Lease Agreement (“Lease”) is made as of December     , 2008, by and between HACIENDA PLEASANTON PARK MD PARENT, LLC, a California limited liability company (“Landlord”), and VERTICALS ONDEMAND, INC., a Delaware corporation (“Tenant”).

RECITALS

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (the “Premises”) cross-hatched on Exhibit A more particularly described as follows:

Approximately 3,617 rentable square feet on the second floor of the building (“Building”) located at 4637 Chabot Drive, Pleasanton, California, consisting of a total area of approximately Seventy-Three Thousand Six Hundred (73,600) rentable square feet together with the non-exclusive right to use the Common Area (defined in Section 7.1) of the Building and the Outside Area of the Property. As used herein, the term “Property” shall mean the land described in Exhibit B and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land, commonly known as “Chabot Center.” The Property is part of a larger group of land, buildings and improvements referred to as “Hacienda Business Park” or the “Park.”

Said leasing is upon and subject to the terms, covenants and conditions in the “Basic Lease Terms” attached to this Lease and as hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions.

1. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office use and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Property, nor bring or keep or permit to be brought or kept in or about the Premises or the Property, anything which is prohibited by or will in any way increase the existing rate, or cause a cancellation of, fire or any other insurance covering the Property or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Property. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Building, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the Outside Area (defined in Section 7.1) of the Property. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys’ fees, or liability arising out of failure of Tenant to comply with any law applicable to Tenant or Tenant’s business. The provisions of this Section are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building. Tenant acknowledges that it has received and read a copy of the Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (as amended, the “Declaration”) recorded in the Office of the Recorder, Alameda County, California, on August 13, 1982 under Series No. 82-131982 and re-recorded September 17, 1982 under Series No. 82 141251 and as amended and modified by the Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) recorded January 24, 1985 as Instrument No. 85-14396, Official Records of Alameda County, California, and as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) recorded June 29, 1987 as Instrument No. 87-182797, and as amended by that certain Second Amendment to Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) recorded November 22, 1989 as Instrument No. 89-317183, and as amended by that certain Third Amendment to Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) recorded September 28, 1993 as Instrument No. 93-343173, and as amended by that certain Fourth Amendment to Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) recorded November 29, 1993 as Instrument No. 93-417506, and as amended by that certain Fifth Amendment to Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) recorded February 16, 1995 as Instrument No. 95-036988 and as further amended by the Sixth Amendment to Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) recorded April 30, 1997, as Series No. 97-109714 and re-recorded May 1, 1998 under Series No. 98-146103 (as amended, the “CC&R’s”). Tenant shall comply with the CC&R’s.

Tenant’s initials: /s/ P.G.

2. TERM; COMMENCEMENT DATE.

2.1 Term. The term of this Lease shall be for the period set forth in Item 5 of the Basic Lease Terms (unless sooner terminated as hereinafter provided) beginning on the Commencement Date, as defined below, and ending on the Expiration Date set forth in Item 8 of the Basic Lease Terms (“Term”).

2.2 Commencement Date. The Term of this Lease shall commence on January 15, 2009 (“Commencement Date”) and shall terminate on January 31, 2011. Tenant shall have the right to enter the Premises beginning January 1, 2009 for the purpose of installing telecommunications and data cabling, and for delivery and installation of its furniture, fixtures, and equipment.

3. POSSESSION.

3.1 Delivery of Possession. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant by the Scheduled Commencement Date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of this Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Section 2.2 above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed ninety (90) days from the Scheduled Commencement Date (except those delays caused by Tenant, acts of God, strikes, war, lack of utilities, weather, unavailable materials, delays caused solely by governmental bodies, and other delays beyond Landlord’s control shall be excluded in calculating such period), in which instance Tenant, at its option, may by written notice to Landlord terminate this Lease.

4. RENT.

4.1 Base Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Base Rent for the leased Premises in lawful money of the United States of America, payable as set forth in Item 10 of the Basic Lease Terms.

4.2 Time for Payment. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the first month of Base Rent, for the first full month of Base Rent due after the “Rent Commencement Date” as set forth in Item 7 of the Basic Lease Terms, in the amount set forth in Item 10 of the Basic Lease Terms. Base Rent shall be due on or before the first day of each calendar month of the Term from the Rent Commencement Date to the Term Expiration Date (set forth in Item 8 of the Basic Lease Terms). If the Term of this Lease commences on a date other than the first day of a calendar month, on the Rent Commencement Date, Tenant shall pay to Landlord as rent for the period from the Rent Commencement Date to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between the Rent Commencement Date and the first day of the next succeeding calendar month bears to thirty (30). If the Term of this Lease ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the Term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the Term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the Term hereof bears to thirty (30).

4.3 Late Charge. Notwithstanding any other provision of this Lease, if Tenant fails to pay any Rent (defined in Section 4.4) when due, and such Rent is not received by Landlord within five (5) days after the date such Rent is due, Tenant shall pay to Landlord, in addition to the delinquent Rent, a late charge equal to ten percent (10%) of the delinquent Rent. In addition to the foregoing late charge, if any Rent remains unpaid for 30 days or more after the date due, such Rent shall accrue interest at the lesser of the maximum interest rate permitted by law or ten percent (10%) per annum until paid.

4.4 Additional Rent. Tenant shall pay to Landlord in addition to the Base Rent and as Additional Rent the following:

4.4.1 Tenant’s Building Percentage (as defined in Section 7.2) of the Building Operating Expenses and the Outside Area Expenses as provided for in Sections 7.3 and 7.6.2; and

4.4.2 All other charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses, including attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts. And all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Rent, as defined below.

The Additional Rent due under Section 7 shall be paid to Landlord or Landlord’s agent in accordance with Section 7. The Additional Rent for any item payable under a provision other than Section 7 shall be paid to Landlord or Landlord’s agent within thirty (30) days after receipt of an invoice to Tenant setting forth the Additional Rent due. If requested, Landlord shall provide reasonable supporting documentation for the Additional Rent. The respective obligations of Landlord and Tenant under this Section shall survive the expiration or other termination of the Term of this Lease. As used herein, “Rent” shall mean Base Rent, Additional Rent, and all other monetary obligations owed by Tenant hereunder.

4.5 Place of Payment of Rent. All Rent hereunder shall be paid to Landlord at the following address only: Hacienda Pleasanton Park MD Parent, LLC, c/o Streamline, 7901 Stoneridge Drive, Suite 205, Pleasanton, CA 94588, Attn: Property Manager, or to such other person or to such other place as Landlord may from time to time designate in writing.

4.6 Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Item 14 of the Basic Lease Terms. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provision relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Premises caused by Tenant, or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. If any portion of the

Security Deposit is used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance of it shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the later to occur of (a) the expiration of the Lease Term and (b) the date Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the Security Deposit to Landlord’s successor-in-interest whereupon Tenant agrees to release Landlord from liability for the return of the Security Deposit or the accounting therefor.

5. RULES AND REGULATIONS. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Building, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Property, which areas and facilities and all other landscaped areas, service areas, trash disposal facilities and similar areas and facilities within the Property are referred to herein as the “Outside Area.” This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Outside Area. Landlord further reserves the right to promulgate such reasonable rules and regulations, and amendments thereto, relating to the use of the Outside Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Property. The use of the Building and the Outside Area shall initially be subject to the Rules and Regulations attached hereto as Exhibit D. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Property of any of said Rules and Regulations. In the event that the Rules and Regulations are changed by Landlord subsequent to the execution of this Lease and there is a conflict between this Lease and the Rules and Regulations, this Lease shall govern.

6. PARKING. Tenant shall have the right to use with other tenants or occupants of the Building parking spaces, the number of which shall be based on a ratio of 4 spaces per 1,000 square feet of leased Premises in the common parking areas of the Property. Any parking charges assessed or imposed by the City of Pleasanton or other governmental entity shall be billed to Tenant as an Outside Area Expense pursuant to Section 7.5. Tenant agrees that Tenant, Tenant’s employees, agents, representatives and invitees shall not use parking spaces in excess of the spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the common parking areas of the Property in the event of a dispute among the tenants occupying the Building, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time and from time to time. Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant’s trucks or vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the Outside Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the Outside Area. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten and no/100ths Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated after prior notice. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Property any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7. OPERATING EXPENSES OF BUILDING.

7.1 Outside Area/Common Area. The term “Outside Area” shall mean all areas and facilities within the Property provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Property such as access roads, parking areas, sidewalks, landscaped area, service areas, trash disposal facilities, and similar areas and facilities. The term “Common Area” shall refer to those portions of the Building designated by Landlord for the general use and convenience of all tenants of the Building, such as hallways, stairs, elevators, entrances and exits, lobbies, restrooms, the common pipes, wires and appurtenant equipment serving the Building.

7.2 Tenant’s Building Percentage. The term “Tenant’s Building Percentage” shall mean the percentage of the rentable area of the Premises to the total rentable area of the Building. Tenant’s Building Percentage is agreed to the percentage set forth in Item 13 of the Basic Lease Terms for purposes of this Lease. The total rentable area of the Building is Seventy-Three Thousand Six Hundred (73,600) square feet.

7.3 Payment by Tenant. Commencing on January 1, 2010, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Building Percentage of the Building Operating Expenses and Outside Area Expenses in excess of the Expense Base (defined in Section 7.6.1).

7.4 Building Operating Expenses. The term “Building Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of the Building and the Common Area, including, but not limited to, the following:

7.4.1 Wages and salaries of all employees engaged in the operation, maintenance and security of the Building and Common Area, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space in the Park used to provide such services;

7.4.2 Cost of all supplies, materials and labor used in the operation, repair, replacement and maintenance of the Building and Common Area;

7.4.3 Cost of all utilities, including surcharges, for the Building and Common Area, including the cost of water, sewer, gas, power, heating, lighting, air conditioning and ventilating;

7.4.4 Cost of all maintenance and service agreements for the Building and Common Area and the equipment thereon, including but not limited to, security and energy management services, window cleaning, floor waxing, elevator maintenance, janitorial service, services by engineers and gardeners, and trash removal services;

7.4.5 Cost of all insurance which Landlord, in its sole discretion, deems necessary or desirable for the Building, Common Area and Landlord’s personal property used in connection therewith. Such insurance shall be for the sole benefit of Landlord and under its sole control;

7.4.6 Cost of repairs and general maintenance of the Building and Common Area (excluding repairs and general maintenance paid for by proceeds of insurance or by Tenant or other third parties);

7.4.7 A reasonable management fee for the manager of the Property;

7.4.8 The cost of any additional services not provided to the Building and Common Area at the Commencement Date but thereafter provided by Landlord in its management of the same; and

7.4.9 The cost of any capital improvements made to the Building and the Common Area after the Commencement Date, such cost thereof to be amortized over the useful life of the improvement, using a market rate of interest, as Landlord shall determine consistent with applicable governmental requirements.

The cost of additional or extraordinary services provided to Tenant at Tenant’s request and not paid or payable by Tenant pursuant to other provisions of this Lease shall be payable by Tenant and may be included by Landlord with Tenant’s Building Percentage of Building Operating Expenses payable by Tenant on a monthly basis or may be billed to Tenant separately, in a lump sum, as Landlord shall elect.

Building Operating Expenses shall not include: (i) the cost of any additional or extraordinary services provided to other tenants of the Building; (ii) costs paid for directly by Tenant; (iii) principal and interest payments on loans secured by deeds of trust recorded against the Building; (iv) real estate sales or leasing brokerage commissions; and (v) Landlord’s general corporate overhead (not including the management fee referenced in Section 7.4.7 above). The Premises and the Park are subject to: (a) that certain Consolidated Reassessment District 1993-1, as evidenced by a notice of assessment recorded on August 16, 1993 as Series No. 93-291324; (b) that certain Consolidated Reassessment District 1993-2, as evidenced by a notice of assessment recorded on August 16, 1993 as Series No. 93-291334; and (c) that certain Consolidated Reassessment District 1993-3, as evidenced by a notice of assessment recorded on August 16, 1993 as Series No. 93-290193; (collectively the “Consolidated Levy”). Landlord and Tenant agree that the cost for the Consolidated Levy shall be excluded from the Building Operating Expense, Outside Area Expenses and Real Property Tax calculations, and Landlord shall be solely responsible for all payments due under the Consolidated Levy, without reimbursement from Tenant.

7.5 Outside Area Expenses. The term “Outside Area Expenses” shall mean all expenses, costs and disbursements (except as provided below) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of the Property and the Outside Area including, but not limited to, the cost of any policies of insurance covering the Outside Area, the Real Property Taxes (defined in Section 12.1) for the Property, CC&R assessments and dues and the cost of labor, materials, supplies and services used or consumed in owning, managing, maintaining, repairing and operating the Outside Area, including, without limitation, the following:

7.5.1 Maintaining and repairing landscaping and sprinkler systems;

7.5.2 Maintaining and repairing concrete walkways, driveways and paved parking areas;

7.5.3 Maintaining and repairing electrical systems and signs and site lighting of the Outside Area; and

7.5.4 Providing all utilities to the Outside Areas, and all license, permit and inspection fees in connection therewith.

7.6 Adjustment.

7.6.1 Expense Base. The Base Rent referred to in Section 4.1 shall include Tenant’s Building Percentage of the actual Building Operating Expenses and the actual Outside Area Expenses for the Base Year. “Base Year” means the calendar year set forth in Item 9 of the Basic Lease Terms.

7.6.2 Monthly Payments. Commencing on January 1, 2010, Tenant shall pay to Landlord on the first day of each calendar month for the remainder of the Term an amount estimated by Landlord to be Tenant’s Building Percentage of both the monthly Building Operating Expenses and the actual Outside Area Expenses (collectively, the “Expenses”) in excess of the Expenses for the Base Year. The Expenses shall be estimated in good faith by Landlord and Tenant shall be notified of Landlord’s estimate at least thirty (30) days prior to the first day such payment is due, and thereafter at least thirty (30) days prior to the beginning of each calendar year. Such estimate may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord’s experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of notice of such adjustment to the estimated Expenses; provided that, if such calendar month is earlier than 30 days from the date of such notice, the adjustment shall be effective the second calendar month.

7.6.3 Accounting. Expenses for any period, including the Base Year, during which actual occupancy of the Building is less than 95% of the rentable area of the Building shall be appropriately adjusted, in accordance with sound accounting principles, to reflect 100% occupancy of the existing rentable area of the Building during such period. If Tenant’s Building Percentage of Building Operating Expenses or the actual Outside Area Expenses paid or incurred by Landlord for any calendar year exceeds the Expense Base, Tenant shall pay such excess as Additional Rent. Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish Tenant a statement of Tenant’s Building Percentage of the actual Building Operating Expenses and the actual Outside Area Expenses (the “Actual Expenses”) for the calendar year and the payments made by Tenant with respect to such period. If the statement furnished by Landlord shows that the amount paid by Tenant as Expenses was less than the Actual Expenses for each category, then Tenant shall pay to Landlord the deficiency within twenty (20) days after delivery of such statement. If the statement shows that the amount paid by Tenant as Expenses exceeded the Actual Expenses, then Landlord shall either offset the excess against the amount next thereafter to become due to Landlord, or shall refund the amount of the overpayment to Tenant, in cash, as Landlord shall elect. All statements provided by Landlord and all determinations of costs and charges that Tenant is required to pay pursuant to this Lease shall be computed in accordance with generally accepted accounting principles, consistently applied.

7.6.4 Proration. Tenant’s obligation to pay the Expenses shall be prorated on the basis of a three hundred sixty-five (365) day year to account for any fractional portion of a calendar year included at the commencement or expiration of the Term of this Lease or for any fractional portion of a calendar year in which Tenant is not liable for payment of Expenses in excess of the Expense Base.

7.6.5 Audit. Tenant at its expense shall have the right at all reasonable times and upon reasonable notice to Landlord to audit Landlord’s books and records relating to Tenant’s obligations to pay Additional Rent for any year of the Term of this Lease, provided that Landlord shall not be obligated to retain its books and records for any year for more than three (3) years.

7.6.6 Survival. Tenant’s obligations to pay for any increase above the Expenses paid pursuant to this Section 7 shall survive any termination of this Lease. Landlord’s obligations to refund any excess amounts paid above the Actual Expenses pursuant to this Section 7 shall survive any termination of this Lease.

8. REPAIR AND MAINTENANCE.

8.1 Landlord’s Obligations.

8.1.1 Building and Common Area. Landlord shall maintain the Building and Common Area in good condition and repair, and shall make all repairs and replacements, including those to the structure and the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord. There shall be no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to or maintenance of any portion of the Building or the Common Area or in or to fixtures, appurtenances and equipment therein. The cost of such repair and maintenance shall be included in the Building Operating Expenses pursuant to Section 7.

8.1.2 Outside Area. Landlord shall maintain the Outside Area in good condition and repair. Landlord shall at all times have exclusive control of the Outside Area subject to Tenant’s rights under this Lease to use the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business. The cost of all such maintenance and repair shall be included in the Outside Area Expenses pursuant to Section 7.

8.2 Tenant’s Obligations. Tenant shall keep and maintain the Premises, including carpeting, in good and sanitary condition. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under and benefits of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

9. ACCEPTANCE AND SURRENDER OF PREMISES. Tenant is accepting the Premises in their “AS-IS” condition as of the Commencement Date and acknowledges that Landlord shall have no obligation to improve, modify or alter the Premises in connection with Tenant’s occupancy thereof. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair, and accepts the Building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such Building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Except as agreed to by Landlord in writing, Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to

Landlord in good condition and repair (damage by acts of God, fire, normal wear and tear excepted), with all interior walls cleaned, and repaired and replaced if damaged, all floors cleaned; and all carpets cleaned and shampooed. Tenant shall surrender the Premises with all alterations, additions, and improvements which may have been made in, to or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore the Premises or such portion thereof before the end of the term at Tenant’s sole cost and expense. Any alterations or improvements made by Tenant must be removed prior to surrender unless Tenant secures Landlord’s prior written consent to non-removal prior to making the alteration or improvement or unless Landlord subsequently informs Tenant in writing that all or any of such alterations or improvements are to remain in the Premises. Tenant, on or before the end of the term or sooner termination of this Lease shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease, shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. Tenant hereby waives any claim or right it may have against Landlord with respect to such removal, storage or sale whether such claim is at law or equity. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

10. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, the cost of which exceeds Two Thousand Five Hundred Dollars ($2,500) (either individually or as a series of alterations) or which affects the structural portions of the Building, without the prior written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises (except for phone and data cabling and alterations or additions made without Landlord’s prior written consent which Tenant shall remove upon the expiration of the Term unless Landlord notifies Tenant in writing that such cabling is to remain in the Premises), shall not be deemed trade fixtures. Except as provided above, Tenant agrees that it will not proceed to make any alterations or additions without having obtained consent from Landlord to do so, and until ten (10) days from receipt of such consent or, if consent is not required as provided above, until ten (10) days after Tenant notifies Landlord in writing of its intent to perform such alterations or additions, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

11. UTILITIES AND SERVICES. Landlord shall furnish or caused to be furnished to the Premises the utilities and services described in Exhibit E. Janitorial service shall be provided in accordance with the specifications attached as Exhibit F. Tenant agrees to pay the cost of any utilities that are separately metered to Tenant directly to the provider of such utility. Landlord’s charge for after-hours usage of electricity for lighting and HVAC, as described in Exhibit E, shall be Thirty and no/100ths Dollars ($30.00) per hour. This charge shall be subject to adjustment to reflect any increase in cost to Landlord to provide these services. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of, Rent by reason of any interruption or failure of utility services to the Building when such interruption or failure is caused by fire, casualty, acts of God, strike, lockout, other labor troubles or inability to secure materials, governmental law or regulation or other cause of whatever kind beyond Landlord’s reasonable control, and Tenant shall not be entitled to any damages, nor shall any such failure relieve Tenant of the obligation to pay Rent provided for herein, or constitute or be construed as a constructive or other eviction of Tenant.

12. TAXES.

12.1 Real Property Taxes. Tenant shall pay to Landlord Tenant’s proportionate share of all Real Property Taxes, as provided for in Section 7.6.1 hereof. Tenant’s proportionate share of Real Property Taxes shall be Tenant’s Building Percentage of the Real Property Taxes levied or assessed against the Building plus Tenant’s Building Percentage of the Real Property Taxes levied or assessed against the Outside Area of the Property. The term “Real Property Taxes,” as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessment for public improvements and any increases resulting from reassessments caused by any change in ownership of the Property) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Property (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Property (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Property; or parking areas or public utilities, within the Property; and (ii) all costs and fees including attorneys’ fees, incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the Term of this Lease the taxation or assessment of the Property prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, on Landlord’s business of leasing the Property, or computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocated to the Property shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

12.2 Taxes on Tenant’s Property.

12.2.1 Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall within ten (10) days of Landlord’s written notice to Tenant, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

12.2.2 If any tenant improvements performed in the Premises after the Lease Date, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Building are assessed, then the Real Property Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12.2.1 above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Building, such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making such determination, the actual cost of construction shall be used.

13. INSURANCE.

13.1 Tenant Insurance Requirements. Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease:

13.1.1 All risk property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises. Landlord reserves the right to request Tenant to have an appraisal of its trade fixtures, furniture, inventory and other personal property in the Premises done not less than once every three (3) years during the Term at Tenant’s sole cost.

13.1.2 Business income and extra expense insurance with limits not less than one hundred percent (100%) of all charges payable by Tenant under this lease for a period of twelve (12) months.

13.1.3 Workers compensation and employers liability insurance. The employers liability insurance shall afford limits not less than $500,000 per accident, $500,000 per employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease. Such insurance shall comply with Tenant’s obligations to its employees under the laws of the state in which the Premises are located.

13.1.4 Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Property. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	2,000,000
Products/Completed Operations Aggregate	1,000,000
Personal and Advertising Injury Liability	1,000,000
Fire Damage Legal Liability	50,000
Medical Payments	5,000

Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability insurance shall name Landlord, its trustees, officers, directors, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall include blanket contractual liability, broad form property damage liability, premises/operations and products/completed operations hazards, and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

13.1.5 Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

13.1.6 Umbrella/excess liability insurance, on an occurrence basis, that applies excess of required commercial general liability, business automobile liability, and employers liability policies with the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	5,000,000

These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Such excess liability policies shall name Landlord, its trustees, officers, directors, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives as additional insureds.

13.2 Tenant’s Insurer Rating; Certification of Insurance. All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Property is located with a rating of at least “A-” “X” or better as set forth in the most current issue of Best’s Insurance reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord, its trustees, officers, directors, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is loss payee for property insurance. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord.

13.2.1 In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord’s request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

13.2.2 The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Section 13.4 below. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

13.2.3 Tenant insurance requirements stipulated in Section 13 are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.

13.2.4 Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability (including completed operations coverage for a period of three (3) years following completion of the work), business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Contractor shall name Landlord, its trustees, officers, directors, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder.

All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Property is located with a rating of at least “A—X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord.

13.3 Landlord Insurance. Landlord shall procure and maintain the following:

13.3.1 All risk property insurance on the Property. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may elect to secure and maintain rental income insurance. Landlord may elect to self-insure for the coverage required under this section. If the annual cost to Landlord for such property or rental income insurance exceeds the standard rates because of the nature of Tenant’s operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increased cost.

13.3.2 Commercial general liability insurance, which shall be in addition to, and not in lieu of, insurance required to be maintained by Tenant. Landlord may elect to self-insure for this coverage. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

13.4 Waiver of Subrogation. Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Premises to the extent that Landlord’s property insurance policies then in force insure against such damage or destruction and permit such waiver and only to the extent of insurance proceeds actually received by Landlord for such damage or destruction. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant’s property insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction.

14. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Property by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Property, but excluding, however, the gross negligence or willful misconduct of Landlord, its agents, servants, employees, invitees, or contractors of which gross negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the principal cause of which is the negligence or willful misconduct of Landlord, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

15. COMPLIANCE.

15.1 Compliance with Laws. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of this provision if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This Section shall not be interpreted as requiring Tenant to make structural changes or improvements except to the extent such structural changes or improvements are required as a result of Tenant’s use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to Tenant’s use of the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

15.2 Americans With Disabilities Act.

15.2.1 Except as provided below, and notwithstanding anything elsewhere in this Lease to the contrary, Landlord shall be responsible and pay for any alterations, modifications, additions or improvements to the Premises (as designed and configured as of the date of this Lease) and all Common Areas which may be required by (a) Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. 12101, et seq. (as it may be amended from time to time, the “Act”), (b) the Department of Justice regulations promulgated thereunder, as they may be amended from time to time, (c) any similar federal, state or local laws or regulations imposing accessibility standards, and (d) governmental orders pursuant to the foregoing laws (all of such laws, regulations and orders collectively, “Accessibility Laws”).

15.2.2 From and after the execution date of this Lease, Tenant covenants and agrees to conduct its operations, at Tenant’s sole cost and expense, in compliance with the Act.

15.2.3 In the event Tenant undertakes any alterations or improvements to, for or within the Premises, or if such alteration or improvements are necessitated by Tenant’s particular employee(s) or change of use of the Premises to a public accommodation, then Tenant agrees to cause such alterations to be performed, at Tenant’s sole cost and expense, in compliance with the Act. Additionally, if Landlord reasonably determines, after consultation and discussion with Tenant, that the Common Areas of the Building must be altered under the Act because of Tenant’s change of use of the Premises, all such alterations shall be made in compliance with the Act at Tenant’s sole cost and expense.

15.2.4 Tenant hereby agrees to indemnify and hold harmless Landlord and Landlord’s officers, directors, shareholders and employees (and, if requested by Landlord, to defend Landlord or such other indemnified parties by employment of legal counsel acceptable to Landlord) from and against any and all claims, demands, causes of action, costs, expenses (including attorneys’ fees and litigation costs), damages, fines, penalties and liabilities of whatsoever kind and nature which are asserted against or incurred by Landlord or other indemnified parties hereunder, which are based upon or arise out of or relate to a breach of Tenant covenants in this Section 15.

16. LIENS. Tenant shall keep the Premises and the Property free from any liens, arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) business days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant within seven (7) days of Landlord’s written notice to Tenant, with interest at the prime rate of interest as quoted by the Bank of America.

17. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent shall not be unreasonably withheld; provided, however, that Landlord’s consent shall not be required for any assignment or sublease to a subsidiary or affiliate of Tenant or to any entity resulting from the merger or consolidation of Tenant with another entity so long as Tenant gives Landlord prior written notice of any such assignment or sublease and, in the event of an assignment (i) the assignee has a net worth, at the time of such assignment, that is equal to or greater than the net worth of Tenant immediately prior to such assignment, and (ii) the assignee assumes, in writing, for the benefit of Landlord all of Tenant’s obligations under the Lease. As a condition for granting its consent to any assignment, transfer, or subletting, Landlord may require Tenant to pay to Landlord, as Additional Rent, all rents or additional consideration received by Tenant from its assignees, transferees or subtenants in excess of the rent payable by Tenant to Landlord hereunder. Additionally, in the event of any default hereunder by Tenant, Landlord may require any subtenant or assignee to pay directly to Landlord on a monthly basis the rent and any other sums due to Tenant by such assignee or subtenant. Tenant shall, by forty-five (45) days’ prior notice, advise Landlord of its intent to assign this Lease or to sublet the Premises or any portion thereof for any part of the Term hereof. Within fifteen (15) business days after receipt of Tenant’s notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within such fifteen (15) business day period, Tenant may proceed to locate an acceptable subtenant, assignee or other transferee for presentment to Landlord for Landlord’s approval, all in accordance with the terms, covenants and conditions of this Section 17. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the Base Rent shall be adjusted on a pro rata basis to the area of the Premises retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, or either in whole or in part sublet the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord will require Tenant to pay all reasonable expenses (including without limitation, reasonable attorney and administrative fees) in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

18. SUBORDINATION, MORTGAGES AND QUIET ENJOYMENT. If Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the Property, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing and deliver an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agree that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease, provided that such agreement provides that Tenant’s tenancy shall not be disturbed so long as Tenant is not in default under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all Rent and observe and perform all of the provisions set forth in this Lease.

19. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times have the right to enter the Premises to inspect them; to perform any services provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagees or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building, all without abatement of Rent. Landlord may erect scaffolding and other necessary structures in or through the Premises when reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises. and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

20. BANKRUPTCY, DEFAULT AND REMEDIES.

20.1 Bankruptcy. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under the Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of Rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

20.2 Default. The following shall constitute an “Event of Default:”

20.2.1 Tenant fails to pay, when due, Base Rent, Additional Rent, or any other payment or share that Tenant is required to pay under the terms of this Lease;

20.2.2 Tenant vacates or abandons the Premises;

20.2.3 This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within fifteen (15) days after its levy;

20.2.4 Tenant or any guarantor of Tenant’s obligations under this Lease files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

20.2.5 Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant or any guarantor of Tenant’s obligations under this Lease, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

20.2.6 Tenant fails to take possession of the Premises on the Commencement Date of the Term;

20.2.7 Tenant attempts to assign, pledge, mortgage, transfer, or sublet Tenant’s interest under this Lease without Landlord’s prior written consent; or

20.2.8 Tenant breaches any agreements, terms, covenants, or conditions which this Lease requires Tenant to perform other than those set forth in subsections 20.2.1 through 20.2.7 above and such breach continues for a period of ten (10) days after notice from Landlord to Tenant; or if such breach cannot be cured reasonably within such ten (10) day period and

Tenant fails to commence and proceed diligently to cure such breach within a reasonable time period such reasonable time period not to exceed sixty (60) days:

If Landlord shall give two or more notices of default under this Section 20.2.8 for the same or any similar breach by Tenant within any twelve (12) month period under this Lease, then Landlord shall not be required to give any further notice under this Section 20.2.8 prior to exercising any right or remedy based upon the same or any similar breach occurring within one year after the date Landlord last gave notice to Tenant of any such breach. Any notice given pursuant to this Section 20.2 shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure regarding unlawful detainer actions.

20.2.9 If Tenant threatens or unreasonably annoys, disturbs or interferes with Landlord or another tenant of the Building.

20.3 Remedies. Upon an Event of Default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

20.3.1 The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subsection (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the Term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

20.3.2 The rights and remedies provided by California Civil Code Section 1951.4 which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

20.3.3 The right to notify Tenant, in writing, that this Lease shall terminate as of the earliest day which the law permits or on any later date specified in such notice. Tenant’s right to possession of the Premises shall cease as of the date set forth in Landlord’s notice of termination. Neither the passage of time after the occurrence of an Event of Default nor Landlord’s exercise of any other remedy with regard to such Event of Default shall limit Landlord’s rights under this Section 20.3.3 and no notice from Landlord under this Article 20 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any re-entry to or reletting of the Premises to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

20.3.4 The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such Term or terms (which may extend beyond the Term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (a) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the Term hereof) exceeds the amount to be paid as rent for the Premises for such period, or (b) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (a) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (b) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Section 20.3.4, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

21. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease; and if Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

22. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Section 10, Landlord may, at its option: (a) rebuild or restore the Premises to their condition prior to the damage or destruction; or (b) terminate this Lease.

22.1 If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore the Premises, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in Rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by written notice to Landlord within ten (10) days after the expiration of such one hundred eighty (180) day period. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the Building and interior improvements constructed by Landlord as they existed as of the Commencement Date and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall replace or fully repair at Tenant’s sole cost and expense provided this Lease is not terminated according to the provisions above.

22.2 Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 and of Section 1933, Subdivision 4 of the California Civil Code.

22.3 If the Building is damaged or destroyed to the extent of not less than thirty-three percent (33%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. If the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds.

23. EMINENT DOMAIN. If all or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date title vests in the condemnor. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired Term of this Lease. Notwithstanding the foregoing, any compensation specifically awarded to Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

23.1 If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Building not leased hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Building, or decide to demolish, alter or rebuild the Building, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of such written advice, or commencement of such action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

23.2 In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises so taken or conveyed is so substantial that Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the Rent from the date of such taking or conveyance to the date of termination.

23.3 If a portion of the Premises is taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not taken or conveyed, and the Rent shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the Premises not taken or conveyed bears to the total area of the Premises prior to such taking or conveyance.

24. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Property or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned. Tenant agrees to look solely to the successor in interest of such transferor in and to the Property and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

25. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the Property (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired Term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

26. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the Term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of this Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the Term of this Lease, with or without the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Base Rent required during the last month of the Term.

27. CERTIFICATE OF ESTOPPEL. Tenant shall at any time upon not less than ten (10) days prior notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in such form as requested by Landlord, or Landlord’s lender (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s Rent has been paid in advance.

28. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of the ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Property shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guaranty the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

29. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction or abatement of Rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by Tenant hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) all the rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

30. ATTORNEYS’ FEES. In the event of any legal action or proceeding to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of any party, the unsuccessful party to such action or proceeding, whether settled or prosecuted to final judgment, shall pay to the prevailing party as finally determined, all costs and expenses, including attorneys’ fees and costs (including attorneys’ fees on appeal, and costs and expenses incurred in out-of-court negotiations, workouts and/or settlements or in seeking relief from stay or otherwise seeking to protect its rights in any bankruptcy proceeding) incurred by such prevailing party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment. Attorneys’ fees and costs incurred in enforcing any judgment or in connection with any appeal shall be recoverable separately from and in addition to any other amount included in such judgment. This Section 30 is intended to be severable from the other provisions of this Lease, and the prevailing party’s rights under this Section 30 shall not merge into any judgment and any judgment shall survive until all such fees and costs have been paid.

31. WAIVER. The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the Term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

32. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises, or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the address set forth in Item 3 of the Basic Lease Terms. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, or any other nationally recognized reputable delivery service, or by fax with electronic or telephonic confirmation addressed to Landlord c/o Streamline, 7901 Stoneridge Drive, Suite 205, Pleasanton, CA 94588, Attn: Property Manager. Each notice, request, demand, advice or designation referred to in this Section shall be deemed received on the date of receipt, or date of the personal service or two days after date of mailing thereof if mailed in the manner herein provided, as the case may be.

33. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

34. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performing within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

35. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), Tenant represents that each individual executing this Lease on behalf of said corporation (or partnership) is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord either a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease or a certificate of its corporate secretary regarding the incumbency and authority of the individual executing this Lease on behalf of Tenant.

36. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

36.1 the sole and exclusive remedy shall be against the Building;

36.2 no partner, shareholder, director, or officer of Landlord shall be sued or named as party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

36.3 no service of process shall be made against any partner, shareholder, director, or officer of Landlord (except as may be necessary to secure jurisdiction of Landlord);

36.4 no partner, shareholder, director, or officer of Landlord shall be required to answer or otherwise plead to any service of process;

36.5 no judgment will be taken against any partner, director, or officer of Landlord;

36.6 any judgment taken against any partner, shareholder, director, or officer of Landlord may be vacated and set aside at any time without hearing;

36.7 no writ of execution will ever be levied against the assets of any partner, director, or officer of Landlord;

36.8 these covenants and agreements are enforceable both by Landlord and also by any partner, shareholder, director, or officer of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

37. BROKERS. Tenant warrants that the Brokers set forth in Item 15 of the Basic Lease Terms are the only real estate brokers or agents with whom it dealt in connection with the negotiation of this Lease and that Tenant knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord warrants that the Brokers set forth in Item 15 of the Basic Lease Terms are the only real estate brokers or agents with whom it dealt in connection with the negotiation of this Lease and that Landlord knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease, and to the extent Tenant and Landlord has breached this representation/warranty, the breaching party agrees to indemnify and hold harmless the non-breaching party from the claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have Tenant to enter this Lease.

38. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or to any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense, shall both remove such sign and repair all damage in such manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. Landlord shall provide, at Landlord’s sole cost and expense, Building-standard signage on or about the exterior door of the Premises and a listing in the Building directory. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

39. ASSESSMENTS.

39.1 Assessment Districts. Tenant acknowledges that the Property is subject to assessment districts, including, but not limited to, improvement districts, maintenance districts, public utility districts, special utility districts, special service zones or districts or any combination thereof (collectively “Assessment Districts”), for the construction, alteration, expansion, improvements, completion, repair, operation or maintenance, as the case may be, of on-site or off-site improvements, or services, or any combination thereof, as required by the City of Pleasanton as a condition of approving the development of Hacienda Business Park, of which the Property is a part. These Assessment Districts may provide, among other things, the following improvements or services: streets, curbs, interchanges, highways, traffic noise studies and mitigation measures, traffic control systems and expansion of city facilities to operate same, landscaping and lighting maintenance services, maintenance of flood control facilities, water storage and distribution facilities, and fire apparatus, manpower and other fire safety facilities.

39.2 Consent to Formation. Tenant hereby consents to the formation of any and all of the Assessment Districts and waives any and all rights of notice and any and all rights of protest in connection with formation of the Assessment Districts and agrees to execute all documents, including, but not limited to, formal waivers of notice and protest evidencing such consent and waiver upon request of Landlord or the City of Pleasanton.

40. MORTGAGEE PROTECTION CLAUSE. Tenant agrees to give any mortgagees and/or trust deed holders (“Holders”), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holders shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such sixty (60) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

41. HAZARDOUS MATERIALS.

41.1. “Hazardous Materials” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by any municipal, county, state or federal rule, law, or regulation. Without limiting the generality of the foregoing, the term “Hazardous Materials” shall include asbestos or asbestos containing material, polychlorinated biphenyls in concentrations greater than 50 parts per million, hazardous waste identified in accordance with Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9061; et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1802; and Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., and all of those materials and substances defined as “hazardous waste” in California Health and Safety Code Section 25117 and Section 66160 of Title 26 of the California Code of Regulations, Division 22, as the same shall be amended from time to time, or any other materials requiring remediation under federal, state or local statutes, ordinances, regulations or policies.

41.2 Tenant shall not introduce any Hazardous Materials in, on or adjacent to the Premises or the Property without complying with all applicable federal, state and local laws, rules, regulations, and policies relating to the storage, use, release, disposal, and clean-up of Hazardous Materials, including, but not limited to, the obtaining of proper permits. Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Materials. If Tenant’s storage, use, release or disposal of any Hazardous Materials in, on or adjacent to the Premises or the Property results in any contamination of the Premises, the Property, or the soil or surface or groundwater in or about the Property, Tenant shall remove the contamination at its expense. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs, fees, judgments and liabilities, including attorneys’ fees and costs, arising out of or in connection with any clean-up work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees. Tenant’s obligations under this Section 41 shall survive termination of this Lease. Tenant shall also pay to Landlord upon demand, the cost of any inspections ordered by Landlord should the results of those inspections indicate that Tenant caused or permitted any of the contamination found in the Premises or the Property.

42. INTENTIONALLY OMITTED

43. MISCELLANEOUS AND GENERAL PROVISIONS.

43.1 Tenant shall not, without the written consent of Landlord, use the name of the Building, Property, or Park for any purpose other than as the address of the business conducted by Tenant in the Premises.

43.2 This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid or unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

43.3 The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships, and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease, shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns. The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The Section headings of this Lease are for convenience or reference only and shall have no effect upon the construction or interpretation of any provision hereof.

43.4 Time is of the essence of this Lease and of each and all of its provisions.

43.5 At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand by Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

43.6 This instrument along with any exhibits and attachments hereto constitute the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

43.7 Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

43.8 Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected.

43.9 Except as provided herein, Landlord and Tenant agree that each has had an opportunity to determine to its satisfaction the actual area of the Premises and the Building. All measurements of area contained in this Lease are conclusively agreed to be correct and binding on the parties, even if a subsequent measurement of one of these areas determines that it is more or less than the area reflected in this Lease. Any such subsequent determination that the rentable area is more or less than the rentable area shown in this Lease shall not result in a change in any of the computations of rent, Tenant’s Building Percentage, improvement allowances, if any, or any other matters described in this Lease where area is a factor.

43.10 Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

43.11 Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

44. OPTION TO EXTEND. Provided that Tenant is not in default hereunder, either at the time of exercise or at the time the extended term commences, Tenant shall have the option to extend the initial Term of this Lease for an additional period of twelve (12) months (i.e., from February 1, 2011 through January 31, 2012) (“Lease Option Period”) on the same terms, covenants and conditions provided herein, except that upon such renewal the Base Rent due hereunder shall be $6,148.90 per month. Without limiting the foregoing, Tenant acknowledges that Tenant shall remain obligated to pay Building Operating Expenses and the Outside Area Expenses and any other Additional Rent in the manner provided for in this Lease during the Lease Option Period. Tenant shall exercise its option by giving Landlord written notice (“Lease Option Notice”) no later than October 31, 2011. If Tenant fails to deliver the Lease Option Notice by October 31, 2011, the right granted hereunder shall automatically terminate and the Lease shall expire on January 31, 2011 pursuant to its terms. Time is of the essence in the delivery of the Lease Option Notice.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD		TENANT

HACIENDA PLEASANTON PARK MD PARENT, LLC, a California limited liability company		VERTICALS ONDEMAND, INC., a Delaware corporation

By:	/s/ Manny Del Arroz	By:	/s/ Peter Gassner
Name:	Manny Del Arroz	Its:	Peter Gassner
Title:	Manager	Title:	CEO

EXHIBIT A

PREMISES

3,617± SF Available

4637 Chabot Drive, Suite 210

P.O. 5
P.O. 4
P.O. 3
P.O. 2
P.O. 1
3'-0" SIDELITE, TYP.
SUITE 210
RECEPTION
OPEN OFFICE
CONFERENCE
18" MIN.
LUNCH/COPY

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EXHIBIT B

PROPERTY

The Property referred to herein is situated in the City of Pleasanton, County of Alameda, State of California, and is described as follows:

All of lot 3, as shown on parcel map 3858, Hacienda Business Park, recorded August 13,1982, in book 135 of maps, at pages 49-56, Alameda County records, and as shown on the amended map thereof, filed November 3, 1986, in book 165 of maps, pages 1 through 20.

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EXHIBIT C

INTENTIONALLY OMITTED

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EXHIBIT D

RULES AND REGULATIONS

1.	No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.	If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.	The directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names therefrom.

5.	All cleaning and janitorial services for the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6.	Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

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7.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, Tenant shall first obtain, and comply with, Landlord’s instructions in their installation.

8.	Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9.	Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.	Tenant shall not use or keep in the Premises any kerosene, gasoline or other inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12.	Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from adjusting controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

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13.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14.	Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15.	Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16.	Tenant shall not accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.	Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease.

19.	Tenant shall not install any radio or television antenna, loudspeaker or other devise on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20.	Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

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21.	Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

23.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of this Building.

24.	Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.	The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26.	Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27.	Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

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30.	The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31.	Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

32.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuous waiver of such Rules and Regulations against any or all of the tenants of the Building.

33.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34.	Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT E

UTILITIES AND SERVICES

The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall:

(a) Provide unattended automatic elevator facilities Monday through Friday, except holidays, from 6 a.m. to 8 p.m.

(b) On Monday through Friday, except holidays, from 7 a.m. to 6 p.m. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours when in the judgment of Landlord and Tenant it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building’s chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjusts, tamper with, touch or otherwise in any manner affect such installations or facilities.

(c) Furnish to the Premises, during usual business hours on business days, electric current as required by the Building standard office lighting and fractional horsepower office business machines in the amount of approximately five (5) watts per square foot. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the terms, classifications and rate charges to similar consumers by the public utility serving the neighborhood in which the Building is located. If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Tenant agrees not to use an apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to the Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. If Tenant uses such services to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Tenant shall not install or use or permit the installation or use of any non-personal computer or electronic data processing equipment in the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld.

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(d) Make water available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes.

(e) Provide janitorial service to the Premises, as described in Exhibit F attached, provided that the Premises are used exclusively as offices, and are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, the Premises shall be kept clean and in order by Tenant, at Tenant’s expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent any of the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(f) Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems when necessary by reason of accident or emergency. Provided that forty-eight (48) hours prior notice is given to Tenant by Landlord, Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electrical systems for repairs, alterations or improvements which, in the judgment of Landlord, are desirable or necessary to be made. Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service until such repairs, alterations or improvements have been completed or when prevented from doing so by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of strike or labor trouble or any other cause whatsoever beyond Landlord’s reasonable control.

(g) Landlord shall pay all charges for water, gas, electricity, sewer service, and outside waste pickup incurred in connection with general office use of the Premises during normal business hours. If Tenant uses an abnormal of such utilities or uses such utilities outside of normal business hours, Tenant shall pay all utility charges incurred in connection with such use upon demand by Landlord.

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EXHIBIT F

TENANT’S JANITORIAL SERVICE

Daily:	(Saturdays, Sundays and holidays excepted) Sweep floor tile and vacuum floors in the Premises and all Building areas used by Tenant; dust furniture, equipment, woodwork and other dusty surfaces in the Premises; clean ash trays and empty wastebaskets; and wash all fixtures and floors in toilet rooms.

Weekly:	Vacuum carpet with beater type vacuum cleaner.

Monthly:	Wash tile floors, if any.

Quarterly:	Wash partition glass.

6 Months:	Wax tile floors. Wash interior and exterior of windows. Wash lighting fixtures and lamps.

Annually:	Shampoo carpet.

Replace fluorescent lamps and ballasts as needed. Wash walls, ceilings, partitions, and spot clean carpet as needed.

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EXHIBIT G

INTENTIONALLY OMITTED

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FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into as of June 11, 2010, (the “Effective Date”) by and between Hacienda Pleasanton Park MD, Parent LLC (“Landlord”), and Veeva Systems, Inc., a California corporation formerly known as Verticals onDemand, lnc. (“Tenant”).

RECITALS

A. Landlord entered into that certain Lease Agreement (the “Lease”) dated “December    , 2008” with Tenant under Tenant’s former name of Verticals onDemand, Inc., pursuant to which Tenant leased from Landlord certain premises located at 4637 Chabot Drive, Suite 210, Pleasanton, California (the “Original Premises”).

B. Landlord and Tenant now desire to amend the Lease to, among other things, provide for Tenant’s occupancy of additional space in the Building, to extend the Term, and to provide Tenant with an additional option to extend the Term, as set forth below.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized Terms. All initially capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Lease.

2. Premises. Effective June 15, 2010 (the “Expansion Space Commencement Date”), in addition to its occupancy of the Original Premises, Tenant shall occupy Suite 350 on the third floor of the Building consisting of 8,659 rentable square feet of space as shown on Exhibit A attached hereto (the “Expansion Space”). Effective as of the Expansion Space Commencement Date, the term “Premises” shall be deemed to refer to the Original Premises and the Expansion Space, for a total of 12,276 rentable square feet of space. Tenant shall have the right to access the Expansion Space immediately upon the execution of this Amendment for purposes of installing Tenant’s network/IT cabling, provided that Tenant does not interfere with Landlord’s performance of the Expansion Space Tenant Improvements (as defined below).

3. Tenant’s Building Percentage. Effective as of the Expansion Space Commencement Date, Section 13 of the Basic Lease Terms is hereby amended to provide that Tenant’s Building Percentage shall be 16.68%.

4. Expansion Space Tenant Improvements. On or before July 1, 2010, Landlord shall perform the work described on Exhibit B attached hereto within the Expansion Space and/or the Building at Landlord’s sole cost and expense. Tenant agrees and acknowledges that Landlord has no obligation to alter or improve the Premises for Tenant’s use or benefit except as provided on Exhibit B. On or before July 1, 2010, Tenant shall perform the work described on Exhibit C attached hereto within the Expansion Space and/or the Building at Tenant’s sole cost and expense.

5. Term. The Term of the Lease is scheduled to expire on January 31, 2011. The Term of the Lease with respect to both the Original Premises and the Expansion Space is extended for a period of three (3) years (the “Extended Term”). Accordingly, the Term Expiration Date set forth in Section 8 of the Basic Lease Terms is hereby amended to be January 31, 2014.

6. Tenant’s Termination Right. Notwithstanding the extension of the Term as provided in Section 5 of this Amendment, Tenant shall have a one-time right to terminate the Lease with respect to the Original Premises (but not the Expansion Space) by providing written notice of such termination (the “Termination Notice”) to Landlord on or before July 31, 2011. If Tenant timely delivers the Termination Notice, the Lease shall terminate with respect to the Original Premises as of January 31, 2012, at which time Tenant shall vacate the Original Premises in the Condition required under the Lease. In the event that Tenant terminates its occupancy of the Original Premises as described above, then, effective February 1, 2012, (i) the table labeled “Monthly Base Rent for the Original Premises” in Section 8 of this Amendment shall be deleted and (ii) Section 13 of the Basic Lease Terms shall be amended to provide that Tenant’s Building Percentage shall be 11.77%. If, following Tenant’s delivery of the Termination Notice, Tenant fails to vacate the Original Premises in a timely manner, Tenant shall be deemed to be holding over in which event the terms of Section 26 of the Lease.

7. Tenant’s Renewal Option. Section 44 of the Lease is hereby deleted in its entirety and replaced with the following:

7.1 Option Period. Provided that Tenant is not in default hereunder, either at the time of exercise or at the time the extended term commences, Tenant shall have the option to extend the Term of this Lease for an additional period of one (1) year (“Lease Option Period”) on the same terms, covenants and conditions provided herein, except that upon such renewal the Monthly Base Rent due hereunder shall be determined pursuant to Section 7.2. Tenant shall exercise its option by giving Landlord written notice (“Lease Option Notice”) no later than July 31, 2013. Notwithstanding the foregoing, if Tenant has terminated the Lease with respect to the Original Premises as provided in Section 6 of this Amendment then the rights set forth herein shall apply solely with respect to the Expansion Space, and all references to the “Premises” set forth below shall be deemed to refer, in such event, solely to the Expansion Space.

7.2 Lease Option Period Base Rent. The Monthly Base Rent for the Lease Option Period shall be ninety-five percent (95%) of the Prevailing Market Rental Rate for comparable space in the Hacienda Business Park determined as of the commencement of the option term. “Prevailing Market Rental Rate” shall mean an amount per rentable square foot that shall be determined with reference to the base annual rentals then being charged for space then being offered for rent in the Hacienda Business Park taking into account and adjusting for (i) the Terms of this Lease with respect to which Prevailing Market Rental Rate is being determined, (ii) the rental structure under this Lease and the leases for such other space, (iii) the size and location of the Premises and the age and quality of construction of the Premises and the leasehold improvements therein compared with such other space, (iv) the load factor consisting of the ratio of the usable area to the rentable area on each floor of the space; and (v) any other relevant terms and conditions relative to the leases of such other space; provided that in no event shall the Prevailing Market Rental Rate be less than the Monthly Base Rent due in the last month of the initial Term of this Lease.

7.3 Determination of Prevailing Market Rental Rate. Within thirty (30) days after Landlord’s receipt of the Lease Option Notices, Landlord shall give Tenant notice of Landlord’s determination of the Prevailing Market Rental Rate for the space in question. If Tenant disputes Landlord’s determination of the Prevailing Market Rental Rate, Tenant shall so notify Landlord within ten (10) business days following Landlord’s notice to Tenant of the Prevailing Market Rental Rate and such dispute shall be resolved as follows:

7.3.1 Within thirty (30) days following Landlord’s notice to Tenant of the Prevailing Market Rental Rate, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

7.3.2 If within this thirty (30) day period Landlord and Tenant cannot reach agreement as to the Prevailing Market Rental Rate, they shall each select one appraiser to determine the Prevailing Market Rental Rate. Each such appraiser shall arrive at a determination of the Prevailing Market Rental Rate and submit his conclusions to Landlord and Tenant within thirty (30) days of the expiration of the thirty (30) day consultation period described in (i) above.

7.3.3 if only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rental Rate. If both appraisals are submitted within such time period, and if the two appraisa1s so submitted differ by less than ten percent (10%) of the higher of the two the average of the two shall be the Prevailing Market Rental Rate. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser, acceptable to both Landlord and Tenant, who will within thirty (30) days of his selection make a determination of the Prevailing Market Rental Rate and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Prevailing Market Rental Rate.

7.3.4 All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising commercial properties in the vicinity of and in the City of Pleasanton and County of Alameda. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other cost incurred in the arbitration.

8. Monthly Base Rent. Section 10 of the Basic Lease Terms shall be deleted in its entirety and the following is substituted therefor:

Monthly Base Rent for the Original Premises

Period	Monthly Base Rent
7/1/10 – 1/31/11	$5,787.20 per month
2/1/11 – 1/31/12	$5,425.50 per month

Suite 210

2/1/12 – 1/31/13	$5,606.35 per month
2/1/13 – 1/31/14	$5,968.05 per month

Monthly Base Rent for the Expansion Space Suite 350

Period	Monthly Base Rent
7/1/10 – 1/31/11	$9,524.90 per month
2/1/11 – 1/31/12	$12,988.50 per month
2/1/12 – 1/31/13	$13,854.40 per month
2/1/13 – 1/31/14	$14,287.35 per month

Tenant shall continue to pay all Additional Rent as provided in the Lease, provided, however, that such Additional Rent shall be based on applicable Tenant’s Building Percentage set forth in Section 3 of this Amendment.

9. Base Year and Additional Rent. As of the Extension Term Commencement Date, Tenant shall continue to pay Additional Rent at the same time and in the same manner as set forth in the Lease (including, without limitation, Section 2.2 thereof); provided, however, that as of the Extension Term Commencement Date, Section 7 of the Basic Lease Provisions is hereby amended by deleting the reference to 2009 and substituting in place thereof 2010. For purposes of clarity, as of the Extension Term Commencement Date, the “Base Year” for all of the Extension Term shall be the 2010 calendar year.

10. Security Deposit. Upon the execution of this Amendment, Tenant shall deliver to Landlord the sum of $9,524.90 to be added to Tenant’s Security Deposit. Accordingly, upon the delivery of such sum, Section 14 of the Basic Lease Terms is hereby amended to provide that Landlord is in possession of a Security Deposit in the amount of $15,312.10.

11. Signage. Landlord shall install Building standard signage at the entrance to the Expansion Space and in the Building directory indicating Tenant’s occupancy of the Expansion Space at Landlord’s sole cost and expense. Tenant shall have the right, at its sole cost and expense, and subject to Tenant’s receipt of all permits and approvals required from the City of Pleasanton and subject to any restrictions in the CC&Rs and after obtaining all approvals required under the CC&Rs, to install building parapet signage along Chabot Drive. The size, design and location of such signage shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Upon the expiration or earlier termination of this Lease, Tenant shall remove such signage and repair all damages in such manner as to restore all aspects of appearance of the affected portion of the Building to the condition prior to the placement of said sign, including, if necessary, repainting any discolored areas such that a uniform appearance exists on the visible areas of the Building.

12. No Other Changes. Except as modified by this Amendment, all of the terms and provisions of the Lease shall remain in full force and effect, and as amended by this Amendment, the Lease is ratified by Landlord and Tenant.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

THIS AMENDMENT, executed as of the date first set forth above, in one or more counterparts, is effective as of the Effective Date.

LANDLORD:		TENANT:

HACIENDA PLEASANTON PARK MD, Parent LLC		VEEVA SYSTEMS, INC., a California corporation

By:	/s/ Manny Del Arroz	By:	/s/ Tim Cabral

Title:	Manager	Title:	CFO

		By:	/s/ Mitch Wallace

		Title:	VP, OPERATIONS

Exhibit A

Diagram of the Expansion Space

Exhibit B

Expansion Space Tenant Improvements

a.	Add two more urinals and replace urinal with toilet in existing stall in the men’s bathroom (use best efforts to preserve existing network cabling on the backside of wall when moving the bathroom wall per plan);

b.	Finish the bathrooms with Building Standard finishes as needed - tile floors & countertops (color mutually agreeable);

c.	Add partition wall in front of restroom (per attached plan, mutually agreeable on layout);

d.	Expand the kitchen into the adjacent room (per attached plan) and build out kitchen to include a minimum of 10ft of upper and lower Building Standard cabinets, sink, disposal, and a water line for Tenant’s refrigerator;

e.	Install Building Standard carpet throughout (color mutually agreeable);

f.	Paint interior accent walls of suite (up to 3 walls a mutually agreeable color);

g.	Blinds and windows - check and replace as necessary;

h.	Repair window sliders, sliding door handles, and seal on one exterior window (per attached plan);

i.	Landlord will replace twenty-two (22) interior doors including back stairwell enterance doors (excluding the restroom doors) with new Building Standard solid core clear oak veneer doors and new brushed nickel lockset hardware. Front entrance doors will be refinished to match new doors.

j.	Replace all stained and damaged ceiling tiles;

k.	Thoroughly clean office including windows and blinds;

l.	Adjust and rebalance HVAC and repair broken thermostats in the Premises;

m.	Shampoo carpets in back stairwell on 3rd and 2nd floors;

n.	Fix broken/loose deck boards outside of sliding door on SW office (per attached plan);

o.	Fix window trim/header (per attched plan)

Exhibit B-l Plan Showing Expansion Space Tenant Improvements FIX TRIM ABOVE WINDOW 4637 Chabot Drive, Suite 350 NEW VCT UPPER & LOWER CABINETS WITH SINK. REPAIR SLIDER & fix handle REPLACE BLINDS REPAIR SLIDER & REPLACE HANDLE REPLACE ALL BLINDS IN CONF. ROOM Replace slider (blown seal) with fixed (non-opening) panel MISSING BLINDS REPAIR SLIDER REPAIR LOOSE & BROKEN BOARD INITIAL -8-

Exhibit C

Expansion Space Tenant Improvements

a.	Replace all existing electrical outlets, wall switches and cover plates throughout the Premises with white fixtures;

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into as of January 31, 2011, by and between HACIENDA PLEASANTON PARK MD PARENT, LLC, a California limited liability company (“Landlord”) and VEEVA SYSTEMS, INC., a California corporation (“Tenant”).

R E C I T A L S:

A. WHEREAS, Landlord and Tenant entered into that certain Office Lease dated as of December 2008 (“Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord approximately 3,617 rentable square feet on the second floor (“Suite 210 Premises”) located at 4637 Chabot Drive, Pleasanton, California (“Building”); and

B. WHEREAS the Original Lease was amended by that certain First Amendment to Lease Agreement dated as of June 11, 2010 (“First Amendment”, and the Original Lease as amended by the First Amendment, is referred to herein as the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord approximately 8,659 rentable square feet on the second floor (“Suite 350 Premises” and together with the Suite 210 Premises, the “Original Premises” located at the Building; and

C. WHEREAS, Landlord and Tenant now desire to amend the Lease in accordance with the terms hereof whereby, among other things: (i) the Extended Term shall be extended; and (ii) Landlord shall additionally lease to Tenant and Tenant shall additionally lease from Landlord approximately 8,659 rentable square feet of space on the third floor of the Building (“Expansion Premises”) known as Suite 300, as of the Second Extended Term Commencement Date (as hereinafter defined), all upon the terms and conditions set forth in the Lease, as amended hereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The foregoing recitals are incorporated herein by this reference.

2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

3. Effective Date. The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date” ).

4. Expansion Premises. In consideration of the rents, terms, provisions and covenants of this Amendment and the Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord the Expansion Premises. The Expansion Premises is more particularly described on Exhibit A attached hereto. Tenant covenants, as a material part of the consideration for the Lease, as amended hereby, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Amendment is made upon the condition of such performance. On and after the Expansion Premises Commencement

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Date (as hereinafter defined), all of the terms and provisions of the Lease, as amended hereby, shall apply to both the Original Premises and the Expansion Premises. From and after the Expansion Premises Commencement Date (as hereinafter defined), each and every reference in the Lease and in this Amendment to “Premises” shall be and mean the Original Premises and the Expansion Premises, collectively. At Landlord’s request, Tenant shall execute a Commencement Date Memorandum in a form reasonably acceptable to Landlord and Tenant acknowledging, among other things, the (i) Expansion Premises Commencement Date, (ii) scheduled termination date of the Lease and (iii) Tenant’s acceptance of the Expansion Premises. Tenant’s failure to execute the Commencement Date Memorandum shall not affect Tenant’s liability hereunder. In consideration for Landlord agreeing to lease the Expansion Premises to Tenant, Tenant hereby agrees that Section 6 of the First Amendment is hereby deleted in its entirety.

5. Improvements to Expansion Premises; Early Access.

(a) Landlord shall, at its sole cost, cause the Expansion Premises to be improved as set forth on the plan attached hereto as Exhibit B (“Expansion Premises Improvements”). The “Expansion Premises Commencement Date” shall be the date of Substantial Completion (as hereinafter defined) of the Expansion Premises Improvements. Notwithstanding the foregoing, if Substantial Completion occurs before May 1, 2011, then the Expansion Premises Commencement Date shall not occur until May 1, 2011, unless Tenant commences business operations in the Expansion Premises prior to such date. As used herein, the term “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Expansion Premises Improvements are substantially completed in accordance with Exhibit B (as reasonably determined by Landlord’s contractor). Substantial Completion shall have occurred even though minor details of construction and mechanical adjustments remain to be completed by Landlord. Tenant hereby acknowledges and approves that Landlord will be conducting the Expansion Premises Improvements in or adjacent to the Premises during Tenant’s occupancy thereof. Tenant agrees that the performance of the Expansion Premises Improvements shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages of any kind. Furthermore, in no event shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Expansion Premises Improvements or Landlord’s actions in connection with the Expansion Premises Improvements, or for any inconvenience or annoyance occasioned by the Expansion Premises Improvements or Landlord’s actions in connection with the Expansion Premises Improvements. Tenant shall ready the Original Premises in a sufficiently clean condition to ensure that Landlord will be able to construct the Expansion Premises Improvements, if necessary.

(b) Landlord shall provide Tenant with limited access to the Expansion Premises prior to the date when Landlord estimates that the Expansion Premises Improvements will be Substantially Completed for the sole purpose of permitting Tenant to ready the Expansion Premises for Tenant’s occupancy, at such times as are reasonably specified by Landlord so that Tenant’s access does not interfere with the performance of Landlord’s work in the Expansion Premises. Tenant’s access to the Premises during the period of time prior to the Expansion Premises Commencement Date shall be subject to all the provisions of the Lease, as amended hereby, other than the payment of Rent and the expiration date of the Lease shall not be advanced by such access by Tenant of the Expansion Premises prior to the Commencement Date.

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6. Extension of Extended Term. Pursuant to the First Amendment, the Extended Term expires on January 31, 2014. As of the Effective Date, the Extended Term shall be extended for an additional twelve (12) months, so that it expires on January 31, 2015. During the Extended Term (as hereby extended), all of the terms and provisions of the Lease, as amended by this Amendment, shall be in full force and effect and shall be applied in the same manner as such terms and provisions were applied during the original term of the Lease. In consideration for Landlord agreeing to lease the Expansion Premises to Tenant, Tenant hereby agrees that Section 7 of the First Amendment is hereby deleted in its entirety.

7. Monthly Base Rent for Original Premises and Expansion Premises.

(a) The monthly Base Rent for the Suite 210 Premises for the extended period of the Extended Term is as follows:

Period	Monthly Base Rent
2/1/14 – 1/31/15	$6,148.90

(b) The monthly Base Rent for the Suite 350 Premises for the extended period of the Extended Term is as follows:

Period	Monthly Base Rent
2/1/14 – 1/31/15	$14,720.30

(c) As of the Expansion Premises Commencement Date, the monthly Base Rent for the Expansion Premises (i.e Suite 300) shall be as follows:

Period	Monthly Base Rent
Expansion Premises
Commencement Date –1/31/2012	$12,988.50
2/1/12 – 1/31/13	$13,854.40
2/1/13 – 1/31/14	$14,287.35
2/1/14 – 1/31/15	$14,720.30

8. Tenant’s Building Percentage. As of the Expansion Premises Commencement Date, Tenant’s Building Percentage shall be adjusted upwards to 28.44%, to take into account the leasing of the Expansion Premises to Tenant. Subject to the foregoing sentence, as of the Expansion Premises Commencement Date, Tenant shall continue to pay Additional Rent at the same time and in the same manner as set forth in the Lease (including, without limitation, Section 2.2 thereof).

9. Security Deposit. Upon the Effective Date, Tenant shall deposit with Landlord, $20,277.40, which is an amount, that when taken together with the existing Security Deposit, equals the monthly Base Rent due for the last month of the Extended Term (“Additional Deposit”) for the Original Premises and Expansion Premises. Upon the Effective Date, the term “Security Deposit” shall automatically include the Additional Deposit and the Additional Deposit shall be held pursuant to the terms of Section 4.6 of the Lease.

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10. Signage. Tenant shall have the right, at its sole cost and expense, and subject to Tenant’s receipt of all permits and approvals required from the City of Pleasanton and subject to any restrictions in the CC&Rs and after obtaining all approvals required under the CC&Rs, to install building parapet signage along Stoneridge Drive. The size, design and location of such signage shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Upon the expiration or earlier termination of the Lease, as amended hereby, Tenant shall remove such signage and repair all damages in such manner as to restore all aspects of appearance of the affected portion of the Building to the condition prior to the placement of said sign, including, if necessary, repainting and discolored areas such that a uniform appearance exists on the visible areas of the Building.

11. As-Is. Tenant agrees and acknowledges that the Original Premises remain acceptable for Tenant’s use, and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Original Premises or the Expansion Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose. Subject to the Expansion Premises Improvements, Tenant accepts the Expansion Premises in an “AS IS” condition.

12. Tenant’s Representations and Warranties. Tenant hereby represents and warrants to Landlord that the Lease as amended hereby constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with their terms, and Tenant has no defenses, offsets or counterclaims with respect to its obligations thereunder. Tenant also represents and warrants that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default under the Lease by Landlord or Tenant.

13. Express Changes Only. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and shall be incorporated herein.

14. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent other than Colliers International. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

15. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution of facsimiles of this Amendment shall be binding on the parties hereto.

16. Entire Agreement. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any

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agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

[SIGNATURE PAGE ATTACHED]

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LANDLORD:

HACIENDA PLEASANTON PARK MD PARENT, LLC,
a California limited liability company

By:	/s/ Manny Del Arroz
Name:	Manny Del Arroz
Its:	Manager

TENANT:

VEEVA SYSTEMS, INC., a California corporation

By:	/s/ Tim Cabral
Name:	Tim Cabral
Its:	CFO

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EXHIBIT A

EXPANSION PREMISES FLOOR PLAN

63

LANDLORD AT LANDLORD'S SOLE COST AND EXPENSE SHALL CONSTRUCT SUITE 300 PER THE FOLLOWING PLAN TO INCLUDE:

ADJUST CEILING LIGHTING

TERMINATE FLOOR ELECTRICAL OUTLET

POWER WASH & STAIN EXTERIOR DECK

CONF ±10x14
BREAK RM ±9x24
6x6 TYP
OFFICE ±13x13
OFFICE ±11x16
OFFICE ±9x14
CONF ±14x19
COPY/PRINT
OPEN OFFICE ±55x78
RECEPT ±13x24
MEN
WOMEN
OFF ±10x12
OFF ±10x12
OFFICE ±10x15
COPY/PRINT
IT RM ±9x11
OFF ±10x13
CONF ±14x15

NOTES:

INITIAL

VEEVA SYSTEMS

LANDLORD AT LANDORD’S SOLE COST AND EXPENSE SHALL CONSTRUCT SUITE 300 FOR THE FOLLOWING PLAN TO INCLUDE:

PAINT ACCENT COLOR;

REPLACE EXISTING INTERIOR DOORS WITH NEW BUILDING STANDARD WOOD VENEER DOORS;

REPLACE DAMAGED OR MISSING CEILING TILES;

AND OTHER NOTES AS SHOWN.

TENANT AT TENANT’S SOLE COST AND EXPENSE SHALL INSTALL FURNITURE, PHONES, DATA & NETWORK CABLING AND REPLACE ALL EXISTING ELECTRICAL AND SWITCH PLATES WITH WHITE TO MATCH SUITE 350.

ADJUST CEILING LIGHTING

TERMINATE FLOOR ELECTRICAL OUTLET

POWER WASH & STAIN EXTERIOR DECK

NOTES:

1. REPAIR WINDOW SEALS

2. REPAIR SOLAR FILM AS REQ’D

3. REPAIR SLIDING GLASS DOORS AS REQ’D

4. CARPET REPLACED TO MATCH SUITE 350

INITIAL

VEEVA SYSTEMS

PRELIMINARY SPACE PLAN -8,659 RSF – 7 OFFICES AND 54 WORKSTATIONS

4637 CHABOT DRIVE, SUITE 300

PLEASANTON, CA

JOB NO: 11-006

JANUARY 27, 2011

Hopkins & Wall

ARCHITECTURE | INTERIOR DESIGN

7901 STONERIDGE DRIVE, STE 550

PLEASANTON, CA 94588

925-225-0445

FAX 925-225-0482

THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into as of April 2, 2012 by and between HACIENDA PLEASANTON PARK MD PARENT, LLC, a California limited liability company (“Landlord”) and VEEVA SYSTEMS INC., a California corporation (“Tenant”).

RECITALS:

A. WHEREAS, Landlord and Tenant’s predecessor-in-interest entered into that certain Lease Agreement dated as of December, 2008 (“Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord approximately 3,617 rentable square feet known as Suite 210 located on the second floor of 4637 Chabot Drive in Pleasanton, California (“Building”);

B. WHEREAS, the Original Lease was amended by that certain First Amendment to Lease Agreement by and between Landlord and Tenant dated as of June 11, 2010 (“First Amendment”) and by that certain Second Amendment to Lease Agreement by and between Landlord and Tenant dated as of January 31, 2011 (“Second Amendment”, and the Original Lease, as amended by the First Amendment and the Second Amendment, being referred to herein as the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 8,659 additional rentable square feet known as Suite 300 and approximately 8,659 additional rentable square feet known as Suite 350 on the third floor of the Building (Suites 300 and 350 collectively being referred to herein as the “Third Floor Premises”, and Suites 210, 300 and 350 collectively being referred to herein as the “Original Premises”); and

C. WHEREAS, Landlord and Tenant now desire to amend the Lease in accordance with the terms hereof whereby, among other things: (i) the Lease Term for occupancy of the Third Floor Premises shall be extended by the Third Extension Term (as hereinafter defined); and (ii) Landlord shall additionally lease to Tenant and Tenant shall additionally lease from Landlord approximately 7,916 rentable square feet of space known as Suite 200 and 2,994 rentable square feet of space known as Suite 206 on the second floor of the Building (“Expansion Premises”), as of the respective dates set forth in Section 4 below, all upon the terms and conditions set forth in the Lease, as amended hereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The foregoing recitals are incorporated herein by this reference.

2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

3. Effective Date. The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date”).

4. Extension of Lease Term. Pursuant to the Lease, the Lease Term expires on January 31, 2015. As of the Effective Date, and notwithstanding the current expiration date of the Lease Term, (i) the Lease Term for the Third Floor Premises shall be extended for forty-eight (48) months (“Third Extension Term”) so that the same expires on January 31, 2019; (ii) the Lease Term for Suite 200 shall commence on April 1, 2013, or as stipulated in section 9 hereto, and be extended to expire on January 31, 2017; and (ii) the Lease Term for Suite 206 shall commence on July 1, 2012 and be extended to expire on January 31, 2016. The Lease Term for Suite 210 shall remain as set forth in the Lease. During the Lease Term, as extended hereby, all of the terms and provisions of the Lease, as amended by this Amendment, shall be in full force and effect and shall be applied in the same manner as such terms and provisions were applied during the original term of the Lease.

5. Expansion Premises.

(a) In consideration of the rents, terms, provisions and covenants of this Amendment and the Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord the Expansion Premises, as of the respective dates set forth in Section 4 above. The Expansion Premises is more particularly described and/or depicted on Exhibit A attached hereto.

(b) Tenant covenants, as a material part of the consideration for the Lease, as amended hereby, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Amendment is made upon the condition of such performance. On and after July 1, 2012, all of the terms and provisions of the Lease, as amended hereby, shall apply to both the Original Premises and Suite 206, and every reference in the Lease and this Amendment to “Premises” shall be and mean the Original Premises and Suite 206, collectively; and on and after April 1, 2013, or as stipulated in section 9 hereto, all of the terms and provisions of the Lease, as amended hereby, shall apply to the Original Premises, Suite 206 and Suite 200, and every reference in the Lease and in this Amendment to “Premises” shall be and mean the Original Premises, Suite 206 and Suite 200, collectively.

(c) At Landlord’s request, Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit B acknowledging, among other things, the (i) date of commencement of the Lease Term with respect to the Original Premises, Suite 200 and Suite 206, (ii) scheduled termination date of the Lease with respect to each such space and (iii) Tenant’s acceptance of the Expansion Premises. Tenant’s failure to execute the Commencement Date Memorandum shall not affect Tenant’s liability hereunder.

6. Improvements to Suite 206. Landlord shall, at its sole cost, cause Suite 206 to be improved as set forth on the plan attached hereto as Exhibit C (“Suite 206 Improvements”). Tenant hereby acknowledges and approves that Landlord will be conducting the Suite 206 Improvements in or adjacent to the Premises during Tenant’s occupancy thereof. Tenant agrees that the performance of the Suite 206 Improvements shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages of any kind. Furthermore, in no event shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Suite 206 Improvements or Landlord’s actions in connection with the Suite 206 Improvements, or for any inconvenience or annoyance occasioned by the Suite 206 Improvements or Landlord’s actions in connection with the Suite 206 Improvements. Tenant shall ready the Original Premises in a sufficiently clean condition to ensure that Landlord will be able to construct the Suite 206 Improvements, if necessary. Tenant shall not be entitled to any abatement of rent or damages of any kind in connection therewith. As of the date of Substantial Completion of the Suite 206 Improvements, Base Rent for Suite 206 and Tenant’s Building Percentage shall be increased to reflect the additional number of square feet in Suite 206 due to the Suite 206 Improvements. As used herein, “Substantial Completion” and any derivations thereof mean the Suite 206 Improvements are substantially completed in accordance with Exhibit C (as reasonably determined by Landlord’s contractor). Substantial Completion shall have occurred even though minor details of construction and mechanical adjustments remain to be completed by Landlord. Landlord shall use commercially reasonable efforts to Substantially Complete the Suite 206 Improvements on or before July 1, 2012. However, if, despite such commercially reasonable efforts, Landlord cannot Substantially Complete the Suite 206 Improvements on or before July 1, 2012, Landlord shall not be subject to any liability therefore, and such failure shall not affect the validity of the Lease as amended hereby or the obligations of Tenant thereunder, but in such case, Tenant shall not be obligated to pay the additional Base Rent for the additional number of rentable square feet in Suite 206, and Tenant’s Building Percentage shall not be adjusted accordingly, until the Suite 206 Improvements are Substantially Complete.

7. Third Floor Premises and Expansion Premises Base Rent. The monthly Base Rent for Suite 210 shall remain as set forth in the Lease. As of the Effective Date, the monthly Base Rent for the Third Floor Premises shall be as follows:

Period	Monthly Rental Rate Per Rentable Square Foot	Monthly Base Rent for the Third Floor Premises
Effective Date-1/31/13	$1.60	$27,708.80
2/1/13-1/31/14	$1.75	$30,306.50
2/1/14-1/31/15	$1.80	$31,172.40
2/1/15-1/31/16	$1.85	$32,038.30
2/1/16-1/31/17	$1.90	$32,904.20
2/1/17-1/31/18	$1.95	$33,770.10
2/1/18-1/31/19	$2.00	$34,636.00

During the time periods set forth below, the monthly Base Rent for Suite 200 shall be as follows:

Period	Monthly Rental Rate Per Rentable Square Foot	Monthly Base Rent for Suite 200
4/1/13-1/31/14	$1.85	$14,644.60
2/1/14-1/31/15	$1.90	$15,040.40
2/1/15-1/31/16	$1.95	$15,436.20
2/1/16-1/31/17	$2.00	$15,832.00

During the time periods set forth below, the monthly Base Rent for Suite 206 shall be as follows:

Period	Monthly Rental Rate Per Rentable Square Foot	Monthly Base Rent for Suite 206
7/1/12-1/31/14	$1.85	$5,538.90
2/1/14-1/31/15	$1.90	$5,688.60
2/1/15-1/31/16	$1.95	$5,838.30

8. Tenant’s Building Percentage. As of July 1, 2012, Tenant’s Building Percentage shall be adjusted upwards to 32.51%, to take into account the leasing of Suite 206 to Tenant. As of April 1, 2013, Tenant’s Building Percentage shall be adjusted upwards to 43.27%, to take into account the leasing of Suite 200 to Tenant.

9. Suite 200. Tenant agrees and acknowledges that suite 200 will be delivered in as-is condition, and tenant improvements will be the sole responsibility of Tenant. Tenant acknowledges that Suite 200 is, as of the Effective Date, occupied by another tenant pursuant to a lease agreement for such space. If such other tenant vacates and surrenders Suite 200 prior to March 31, 2013, then the Lease Term for occupancy of Suite 200 and Base Rent for Suite 200 shall commence upon such earlier date as Landlord is reasonably able to deliver Suite 200 to Tenant, and Tenant’s Building Percentage shall be adjusted as of such earlier date. Notwithstanding anything to the contrary contained herein, if such tenant fails to vacate and surrender Suite 200 on or before March 31, 2013, or if such tenant initiates or threatens any legal action against Landlord in connection with such space on or before March 31, 2013, then Landlord shall not be obligated to deliver Suite 200 to Tenant, Landlord shall not be subject to any liability for such failure to deliver such space, and such failure shall not affect the validity of the Lease or this Amendment or the obligations of Tenant thereunder; provided, however, that in such case, Tenant shall not be obligated to pay Base Rent for Suite 200 until the date Landlord delivers Suite 200 to Tenant, if at all. Earliest Landlord can deliver Suite 200 to Tenant is January 1, 2013.

10. As-Is. Tenant agrees and acknowledges that the Original Premises remain acceptable for Tenant’s use, and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the

Original Premises or the Expansion Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose. Tenant accepts the Original Premises in an “AS IS” condition.

11. Tenant’s Representations and Warranties. Tenant hereby represents and warrants to Landlord that the Lease as amended hereby constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with their terms, and Tenant has no defenses, offsets or counterclaims with respect to its obligations thereunder. Tenant also represents and warrants that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default under the Lease by Landlord or Tenant.

12. Express Changes Only. Except as Set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and shall be incorporated herein.

13. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

14. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution of facsimiles of this Amendment shall be binding on the parties hereto.

15. Entire Agreement. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

[SIGNATURE PAGE ATTACHED]

LANDLORD:

HACIENDA PLEASANTON PARK MD PARENT, LLC,

a California & limited liability company

By:	/s/ Manny Del Arroz

Name:	Manny Del Arroz

Its:	Manager

TENANT:

VEEVA SYSTEMS INC.,

a California corporation

By:	/s/ Tim Cabral

Name:	Tim Cabral

Its:	CFO

EXHIBIT A

EXPANSION PREMISES FLOOR PLAN

[see attached]

EXHIBIT B

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated                     , 2012 between                      a                      (“Tenant”) ,                     and                     , company                      (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately                      rentable square feet of the building located at                      (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1) Landlord delivered possession of the Premises to Tenant in a Substantially Complete on                     .

(2) The New Premises Term commenced on                      (“New Premises Commencement Date”);

(3) The Premises contain                      rentable square feet of space; and

(4) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

(5) Rent Per Month is                     .

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of                     .

“Tenant”

By:
Its:

By:
Its:

EXHIBIT C

SUITE 206 IMPROVEMENTS

[see attached]

FOURTH AMENDMENT TO OFFICE LEASE

This FOURTH AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of June      2013, by and between HACIENDA PLEASANTON PARK MD PARENT, LLC, a California limited liability company (“Landlord”) and VEEVA SYSTEMS INC., a California corporation (“Tenant”).

R E C I T A L S:

A. WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of December, 2008, as amended by the First Amendment to Lease Agreement by and between Landlord and Tenant dated as of June 11, 2010 (“First Amendment”), as amended by the Second Amendment to Lease Agreement dated as of January 31, 2011 (“Second Amendment”), and as amended by that Third Amendment to Lease Agreement dated as of April 2, 2012 by and between Landlord and Tenant (“Third Amendment”, collectively as amended the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord approximately 31,845 rentable square feet on the second and third floors (“Original Premises”) located at 4637 Chabot Drive, Pleasanton, California, known as Suites 200, 206, 210, 300 and 350 (“Building”); and

B. WHEREAS, Landlord and Tenant now desire to amend the Lease in accordance with the terms hereof whereby, among other things: (i) Landlord shall additionally lease to Tenant and Tenant shall additionally lease from Landlord approximately 1,392 rentable square feet of space on the second floor of the Building commonly known as Suite 260 (“Fourth Amendment Expansion Premises”) as of the Fourth Amendment Expansion Premises Term Commencement Date (as hereinafter defined), all upon the terms and conditions set forth in the Lease, as amended hereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The foregoing recitals are incorporated herein by this reference.

2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

3. Effective Date. The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date”).

4. Fourth Amendment Expansion Premises.

(a) In consideration of the rents, terms, provisions and covenants of this Amendment and the Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord the Fourth Amendment Expansion Premises. The Fourth Amendment Expansion Premises is more particularly described on Exhibit A attached hereto. The Fourth Amendment Expansion Premises is commonly known as Suite 260.

(b) Tenant covenants, as a material part of the consideration for the Lease, as amended hereby, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Amendment is made upon the condition of such performance. From and after the Fourth Amendment Expansion Premises Term Commencement Date, all of the terms and provisions of the Lease, as amended hereby, shall apply to the Fourth Amendment Expansion Premises.

5. Fourth Amendment Expansion Premises Term. As of the Effective Date, the Fourth Amendment Expansion Premises Term shall be for two months (“Fourth Amendment Expansion Premises Term”) terminable by either party with thirty (30) days written notice and estimated to commence on July 1, 2013 (“Four Amendment Expansion Premises Commencement Date).

6. Fourth Amendment Expansion Premises Base Rent. As of the Fourth Amendment Expansion Premises Term Commencement Date, the Base Rent for the Fourth Amendment Expansion Premises shall be as follows:

Period of the Fourth Amendment Expansion Premises Term	Monthly Base Rent for the Fourth Amendment Expansion Premises

July 1, 2013 – August 31, 2013	$2,923.20

7. As-Is. Tenant agrees and acknowledges that the Original Premises remain acceptable for Tenant’s use, and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Original Premises or the Fourth Amendment Expansion Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose. Subject to Section 8 above, Tenant accepts the Fourth Amendment Expansion Premises in an “AS IS” condition.

8. Tenant’s Representations and Warranties. Tenant hereby represents and warrants to Landlord that the Lease as amended hereby constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with their terms, and Tenant has no defenses, offsets or counterclaims with respect to its obligations thereunder. Tenant also represents and warrants that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default under the Lease by Landlord or Tenant.

9. Express Changes Only. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and shall be incorporated herein.

10. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution of facsimiles of this Amendment shall be binding on the parties hereto.

12. Entire Agreement. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

[SIGNATURE PAGE ATTACHED]

LANDLORD:

HACIENDA PLEASANTON PARK MD PARENT, LLC, a California limited liability company

By:	/s/ Manny Del Arroz
Name:	Manny Del Arroz
Its:	Manager

TENANT:

VEEVA SYSTEMS INC., a California corporation

By:	/s/ Tim Cabral
Name:	Tim Cabral
Its:	CFO

EXHIBIT A

FOURTH AMENDMENT EXPANSION PREMISES FLOOR PLAN

[see attached]

78